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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-162969, No. 333-159560, No. 333-151249, No. 333-147607, No. 333-143376, No. 333-135403, No. 333-125511, No. 333-117651, No. 333-106503 and No. 333-42996) of OmniVision Technologies, Inc. of our report dated June 26, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
June 26, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm